UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2023

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34079	11-3516358
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI 48335

(Address of principal executive offices and zip code)

248-957-9024
(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, par value $0.0001 per share	OCUP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Appointment of Chief Business Officer

On December 1, 2023, the Board of Directors (the “Board”) of Ocuphire Pharma, Inc. (the “Company”) promoted Ronil Patel, age 40, as the Company’s Chief Business Officer, effective as of December 1, 2023.

Prior to obtaining this position, Mr. Patel served in various roles with the Company, including as its Senior Vice President of Operations and Business Development with the Company from April 2023 through November 2023, its Vice President of Business Development and Market Strategy from November 2022 to April 2023, its Senior Director of Business Development and Market Strategy from July 2021 to November 2022, and its Consultant from February 2021 to July 2021. Prior to joining the Company, Mr. Patel worked at Point Guard Partners where he led business development and project management from August 2012 to April 2021. Mr. Patel has 15 years of experience in medical research, including biotech R&D, and pharmaceutical business development. He has been in ophthalmology since 2012 and has managed the clinical development of multiple late-stage clinical assets with five products receiving FDA approval and are currently being commercialized in the United States. Mr. Patel’s global business development experience involves in-licensing clinical stage assets for development in the United States. Mr. Patel has been involved in several start-up companies that have collectively raised over $25 million in funding and exit deals valued at over $300 million. Prior to 2012, Mr. Patel worked as a research scientist in drug discovery and delivery areas of oncology and infectious disease. Mr. Patel holds a Master of Science degree with specialization in Biotechnology from Florida Institute of Technology.

On December 1, 2023 (the “Amendment Date”), the Company and Mr. Patel entered into a first amendment (the “Amendment”) to Mr. Patel’s Amended and Restated Employment Agreement, dated as of April 24, 2023 (the “Patel Agreement”).  The Patel Agreement, as amended, entitles Mr. Patel to an annual base salary of $350,000, which shall increase to $400,000 upon the occurrence of one of the following: (i) the receipt by the Company of a bona fide term sheet from an un-Affiliated third party that contemplates a strategic transaction involving the Company or one of the Company’s drug candidates that would result in the Company receiving at least $1,000,000 in gross proceeds upon the closing of such transactions; (ii) the date on which the Company files a periodic report with the United States Securities and Exchange Commission that discloses in the financial statements contained in such report that the Company had unrestricted cash balance of at least $100,000,000 as of the period ended to which such report relates; and (iii) the Company or the Company’s contract manufacturer successfully completes the first batch of drug product for the Company’s drug candidate known as APX3330 to be used in the Company’s planned Phase 3 clinical trial for APX3330. Mr. Patel is also eligible for annual incentive compensation targeted at 45% of his base salary.

Pursuant to the terms of the Amendment, Mr. Patel was granted, effective as of the Amendment Date an incentive stock option to purchase 74,538 shares of the Company’s common stock (“Stock Option Award”) pursuant to the terms of the Company’s form of Stock Option Grant Notice and form award agreement under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”) and 49,692 shares of the Company’s common stock (“RSU Award”) pursuant to the terms of the Company’s form of RSU Award Grant Notice and form of award agreement. Each of the Stock Option Award and RSU Award vests as to 25% of the shares underlying the Stock Option Award and RSU Award, as applicable, on the six (6) month anniversary of the Amendment Date and the remainder of the shares subject to the Stock Option Award or RSU Award, as applicable, shall vest in equal installments every six (6) months thereafter over the two (2) years following the Amendment Date, subject to Mr. Patel’s Continuous Service (as defined in the 2020 Plan) with the Company or an affiliate through such vesting dates.

In the event of Mr. Patel’s death during the employment period or a termination due to disability, Mr. Patel, his beneficiaries or legal representatives shall be entitled to receive any annual base salary earned, but unpaid, unreimbursed expenses and certain other benefits provided for in the Patel Agreement (the “Unconditional Entitlements”). In the event of termination for cause by the Company or the termination of employment by Mr. Patel other than for Good Reason (as defined in the Patel Agreement), Mr. Patel shall be provided the Unconditional Entitlements.

In the event of termination for Good Reason, Mr. Patel shall be provided the Unconditional Entitlements, and, subject to Mr. Patel signing and delivering to the Company and not revoking a general release of claims in favor of the Company and certain related parties, the Company shall provide, amongst other things, a severance amount to Mr. Patel equal to 0.75 times the sum of Mr. Patel’s then-current base salary and an amount equal to the prorated portion of Mr. Patel’s cash bonus for the year in which the termination occurred, calculated in accordance with the terms of the Patel Agreement, as amended, and pay for Mr. Patel’s continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (known as COBRA) for the duration as set forth in the Patel Agreement.

2

Mr. Patel continues to be eligible to participate in and receive benefits under the welfare benefit plans, practices, policies and programs provided by the Company and its Affiliates made available to other senior executive officers of the Company.

In connection with Mr. Patel’s employment with the Company, the Company and Mr. Patel previously entered into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.30 to the Company’s Registration Statement on Form S-4, filed on September 30, 2020, and which is incorporated herein by reference. Pursuant to the terms of the indemnification agreement, the Company may be required, among other things, to indemnify Mr. Patel for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by Mr. Patel in any action or proceeding arising out of Mr. Patel’s service to the Company.  In addition, the Company and Mr. Patel previously entered into a Confidentiality and an Employee Proprietary Information, Inventions Assignment and Non-Competition Agreement that applies during the term of Mr. Patel’s employment and thereafter.

No family relationship exists between Mr. Patel and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Patel and any other person pursuant to which Mr. Patel was selected as an officer of the Company, nor are there any transactions to which the Company is or was a participant and in which Mr. Patel had or will have a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Patel Agreement is qualified in its entirety by reference to the complete text of the Patel Agreement and Amendment, a copy of each of which is attached as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated as of April 24, 2023, by and between Ocuphire Pharma, Inc. and Ronil Patel.

10.2	First Amendment to Amended and Restated Employment Agreement, dated as of December 1, 2023, by and between Ocuphire Pharma, Inc. and Ronil Patel.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUPHIRE PHARMA, INC.

Date: December 5, 2023	By:	/s/ Dr. George Magrath
Dr. George Magrath
Chief Executive Officer